SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

DATE OF REPORT:

April 23, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts	02339
Mailing Address: 288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, the Community Development Financial Institutions Fund of the United States Department of the Treasury (the “CDFI Fund”) has awarded $66 million in tax credit allocation authority under the federal New Markets Tax Credit Program to Rockland Trust Community Development Corporation (the “Rockland Parent CDE”), one of Independent Bank Corp.’s wholly-owned subsidiaries. A copy of the final, executed New Market Tax Credit Program Allocation Agreement between the CDFI Fund and the Rockland Parent CDE (the “Allocation Agreement”) is attached hereto as Exhibit 99.1. The CDFI Fund returned the final, fully-executed Allocation Agreement to the Rockland Parent CDE on April 23, 2012, after having assigned a New Markets Tax Credit Allocation Effective Date of April 17, 2012 to the Allocation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: April 26, 2012	/s/ Edward H. Seksay
EDWARD H. SEKSAY GENERAL COUNSEL